JOINT FILERS’ SIGNATURES
R/C ENERGY IV DIRECT PARTNERSHIP, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By:	/s/ Thomas Walker	Date: January 11, 2018
Name:	Thomas Walker
Title:	Authorized Person

R/C IV LIBERTY HOLDINGS, L.P.

By: Riverstone/Carlyle Energy Partners IV, L.P., its general partner
By: R/C ENERGY GP IV, LLC, its general partner

By:	/s/ Thomas Walker	Date: January 11, 2018
Name:	Thomas Walker
Title:	Authorized Person

R/C ENERGY GP IV, LLC

By:	/s/ Thomas Walker	Date: January 11, 2018
Name:	Thomas Walker
Title:	Authorized Person